DYNAMIC RESOURCES CORP.
                       (AN EXPLORATION STAGE CORPORATION)


                       CONSOLIDATED FINANCIAL STATEMENTS
                        (EXPRESSED IN CANADIAN DOLLARS)
                                  (UNAUDITED)


                                 JUNE 30, 2006

                     UNAUDITED INTERIM FINANCIAL STATEMENTS



In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited financial statements for the period ended June 30, 2006.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian Dollars)
(Unaudited)

-------------------------------------------------------------------------------

                                                         June 30, December 31,
                                                             2006         2005
-------------------------------------------------------------------------------

ASSETS

CURRENT
   Cash                                            $   148,355  $   395,685
   Receivables                                          98,599       34,164
   Prepaid expenses                                     12,118        7,803
   Due from directors (Note 7)                             291         -

TOTAL CURRENT ASSETS                                   259,363      437,652

INVESTMENT IN LIMITED PARTNERSHIP (Note 2)          16,594,221   16,594,221
ADVANCES FOR RESOURCE PROPERTY EXPLORATION (Note 3)     14,676       14,676
MINERAL PROPERTIES (Note 3)                            448,984      463,912
OIL AND GAS PROPERTIES (Note 4)                      2,691,288    1,507,145

TOTAL ASSETS                                       $20,008,532  $19,017,606
-------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
   Accounts payable and accrued liabilities        $ 104,848    $   106,633
   Due to directors (Note 7)                              -          39,046

TOTAL CURRENT LIABILITIES                            104,848        145,679

PROMISSORY NOTES PAYABLE (Note 2)                 16,985,211     16,594,221

                                                  17,090,059     16,739,900

SHAREHOLDERS' EQUITY
   Capital stock (Note 5)                         18,664,255     17,354,359
   Contributed surplus (Note 5)                      296,869        238,947
   Accumulated deficit                           (16,042,651)   (15,315,600)

   Total shareholders' equity                      2,918,473      2,277,706

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $20,008,532   $ 19,017,606
-------------------------------------------------------------------------------

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)
CONTINGENCY (Note 10)
COMMITMENTS (Note 11)
SUBSEQUENT EVENT (Note 12)

ON BEHALF OF THE BOARD:



                         Director              Director
-------------------------        --------------
     Glen MacDonald               Robert Fedun

  The accompanying notes are an integral part of these consolidated financial statements.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(Expressed in Canadian Dollars)
(Unaudited)


                                                                          Three Month   Three Month     Six Month     Six Month
                                                                         Period Ended  Period Ended  Period Ended  Period Ended
                                                                             June 30,      June 30,      June 30,      June 30,
                                                                                 2006          2005          2006          2005

OIL AND GAS REVENUE                                                     $  20,798     $    -        $  37,187     $    -

DIRECT COST
  Depletion                                                                11,420          -           22,810          -

                                                                            9,378          -           14,377          -

ADMINISTRATIVE EXPENSES
  Accounting and audit fees                                                 7,500        20,272        15,000        21,772
  Consulting fees                                                          15,000         9,000        19,783        11,500
  Foreign exchange                                                          2,650          -            2,650          -
  Investor relations costs                                                 22,655         6,295        53,256        18,140
  Legal fees                                                               20,560         5,573        44,367         5,573
  Management fees (Note 7)                                                 20,680        17,000        41,906        35,000
  Office                                                                   36,942           480        58,791        15,993
  Rent                                                                      9,894         9,443        16,974         9,443
  Stock-based compensation (Note 5)                                        36,107          -           36,107        13,365
  Telephone                                                                 2,162         3,436         3,479         4,866
  Transfer agent and filing fees                                            6,970         2,230        10,253         3,629
  Travel                                                                   23,541         6,870        47,872        12,970

                                                                         (204,661)      (80,599)     (350,438)     (152,251)

LOSS BEFORE OTHER ITEMS                                                  (195,283)      (80,599)     (336,061)     (152,251)

OTHER ITEMS
  Interest on promissory note                                            (196,633)     (199,925)     (390,990)     (395,364)
  Limited partnership income                                                 -          159,540          -          159,540

                                                                         (196,633)      (40,385)     (390,990)     (235,824)

LOSS FOR THE PERIOD                                                      (391,916)     (120,985)     (727,051)     (388,075)

DEFICIT, BEGINNING OF PERIOD                                          (15,650,735)  (15,100,275)  (15,315,600)  (14,833,185)

DEFICIT, END OF PERIOD                                               $(16,042,651) $(15,221,260) $(16,042,651) $(15,221,260)

BASIC AND DILUTED LOSS PER SHARE                                     $    (0.01)   $    (0.01)   $    (0.01)   $    (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED      70,215,896    33,682,208    66,506,998    33,682,208

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)
(Unaudited)



                                                                            Common Stock
                                                                                                 Share
                                                                                         Subscriptions Contributed Accumulated
  									Shares    Amount      Received     Surplus     Deficit   Total

Balance, December 31, 1993 						 -      $ -        $  -        $ -          $ -          $ -
Issuance of shares for cash:
 Pursuant to public offering				- at $1.00     200,000    200,000     -          -            -             200,000
  - share subscriptions  				- at $0.2778   180,000     50,000     -          -            -              50,000
  - share subscriptions  				- at $0.3348    82,962     27,777     -          -            -              27,777
Net loss for the period ended December 31, 1994				 -         -          -          -       (45,334)           (45,334)

Balance, December 31, 1994					       462,962    277,777     -          -       (45,334)	    232,443
Issuance of shares for cash:
 Pursuant to the exercise of share purchase options	- at $1.00	20,000     20,000     -          -            -              20,000
                         				- at $1.50      41,200     61,800     -          -            -              61,800
                         				- at $5.00       8,000     40,000     -          -            -              40,000
 Pursuant to the exercise of share
  purchase warrants					- at $5.50     414,500  2,279,750     -          -            -           2,279,750
 Pursuant to a private placement			- at $1.70     500,000    850,000     -          -            -             850,000
  Less: finders' fee							 -        (85,000)    -          -            -             (85,000)
 Pursuant to share purchase agreement			- at $10.50    160,000  1,680,000     -          -            -           1,680,000
 For finders' fee							12,857    135,000     -          -            -             135,000
 Issuance of shares pursuant to property acquisition
   agreements						- at $17.00     10,000    170,000     -          -            -             170,000
                         				- at $17.80     10,000    178,000     -          -            -             178,000
Net loss for the year ended December 31, 1995				 -         -          -          -       (914,654)         (914,654)

Balance, December 31, 1995					     1,639,519  5,607,327     -          -       (959,988)        4,647,339
Issuance of shares for cash:
 Pursuant to private placements				- at $6.00     336,667  2,020,000     -          -         -              2,020,000
  Less: finders' fee							 -       (127,500)    -          -         -               (127,500)
  Less: commission							 -         (3,580)    -          -         -                 (3,580)
 Pursuant to the exercise of share
  purchase options					- at $8.00      57,150    457,200     -          -         -                457,200
                         				- at $1.50       5,000      7,500     -          -         -                  7,500
                         				- at $5.00      77,000    385,000     -          -         -                385,000
                         				- at $6.00      13,000     78,000     -          -         -                 78,000
 Pursuant to the exercise of share
   purchase warrants					- at $5.50      85,500    470,250     -          -         -                470,250
                         				- at $7.50     220,000  1,650,000     -          -         -              1,650,000
 Issuance of shares pursuant to a property acquisition
   agreement						- at $8.50      25,000    212,500     -          -         -                212,500

Net loss for the year ended December 31, 1996				 -         -          -          -     (7,039,774)       (7,039,774)


                                 - continued -

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)
(Unaudited)




                                                                           Common Stock
                                                                                                  Share
                                                                                          Subscriptions Contributed Accumulated
 									 Shares    Amount      Received     Surplus     Deficit      Total

    Continued....

Balance, December 31, 1996                        			2,458,836  10,756,697     -           -     (7,999,762)  2,756,935
Issuance of shares for cash:
  Pursuant to the exercise of share
    purchase options					- at $2.00         82,750     165,500     -           -         -          165,500
  Pursuant to private placements			- at $2.10        200,000     420,000     -           -         -          420,000
                                         		- at $3.00        321,951     965,854     -           -         -          965,854
Issuance of shares for services:
  Pursuant to share purchase options			- at $2.00          4,000       8,000     -           -         -            8,000
  Issuance of shares pursuant to property
    acquisition agreement              			- at $6.00         25,000     150,000     -           -         -          150,000
Net loss for the year ended December 31, 1997      				-           -     -           -     (2,017,700) (2,017,700)

Balance, December 31, 1997 						3,092,537     12,466,051  -           -    (10,017,462)  2,448,589
Issuance of shares for cash:
  Pursuant to the exercise of share
   purchase options    					- at $1.20	  280,000       336,000   -           -         -          336,000
  Pursuant to private placement			    	- at $1.20	  417,120       500,544   -           -         -          500,544
Issuance of shares for services:
  Pursuant to share purchase warrants    		- at $1.20 	   65,000        78,000   -           -         -           78,000
Net loss for the year ended December 31, 1998					-            -    -           -     (4,453,051) (4,453,051)

Balance, December 31, 1998						3,854,657     13,380,595  -           -    (14,470,513) (1,089,918)
Net loss for the year ended December 31, 1999  					-            -    -           -        (72,881)    (72,881)

Balance, December 31, 1999						3,854,657     13,380,595  -           -    (14,543,394) (1,162,799)
Net loss for the year ended December 31, 2000   				-            -    -           -        (35,111)    (35,111)

Balance, December 31, 2000						3,854,657     13,380,595  -           -    (14,578,505) (1,197,910)
Net loss for the year ended December 31, 2001					-            -    -           -        (51,332)    (51,332)

Balance, December 31, 2001						3,854,657     13,380,595  -           -    (14,629,837) (1,249,242)
Net income for the year ended December 31, 2002  				-            -    -           -        156,098     156,098


Balance, December 31, 2002						3,854,657     13,380,595  -           -    (14,473,739) (1,093,144)
Share subscriptions       							-            -    2,500       -         -            2,500
Net income for the year   							-            -    -           -          4,605       4,605
ended December 31, 2003

                                 - continued -

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)
(Unaudited)




                                                                            Common Stock
                                                                                                  Share
                                                                                          Subscriptions Contributed Accumulated
									 Shares    Amount      Received     Surplus     Deficit      Total

Continued...

Balance, December 31, 2003                                		3,854,657 13,380,595    2,500       -      (14,469,134) (1,086,039)
Pursuant to the acquisition of resource properties	- at $0.01	  200,000      2,000      -         -          -             2,000
                   					- at $0.05      2,750,000    137,500      -         -          -           137,500
Issuance of shares for cash:
  Pursuant to private placement				- at $0.05     11,655,986    582,799   (2,500)      -          -           580,299
  Less: finders' fees paid                                   			-     (3,000)     -         -          -            (3,000)
Finders' fee on private placement			- at $0.05        100,000       -         -         -          -              -
Pursuant to debt settlement agreements		- at $0.05 - $0.15     15,021,839    936,382      -         -          -           936,382
Less: share issue costs                                     			-    (22,159)     -         -          -           (22,159)
Stock-based compensation                                   			-       -         -       112,000      -           112,000
Net loss for the year ended December 31, 2004              			-       -         -         -         (364,051)   (364,051)

Balance, December 31, 2004					       33,582,482 15,014,117      -       112,000   14,833,185)    292,932
Pursuant to debt settlement agreement			- at $0.05        400,000     20,000      -         -          -            20,000
Stock-based compensation                                    			-       -         -       126,947      -           126,947
Pursuant to private placement				- at $0.05     13,600,000    680,000      -         -          -           680,000
                   					- at $0.10      1,100,000    110,000      -         -          -           110,000
                   					- at $0.14      3,350,000    477,013      -         -          -           477,013
                   					- at $0.15      2,066,700    310,005      -         -          -           310,005
Finders' fees on private placements                         -             (88,050)      -         -         -          (88,050)
Share issue costs                                           -             (18,726)      -         -         -          (18,726)
Pursuant to exercise of share purchase warrants		- at $0.15 	  700,000    105,000      -         -          -           105,000
Pursuant to acquisition of resource properties		- at $0.05      1,400,000     70,000      -         -          -            70,000
                   					- at $0.15      1,800,000    270,000      -         -          -           270,000
                   					- at $0.135     3,000,000    405,000      -         -          -           405,000
Net loss for the year ended December 31, 2005               			-       -         -         -         (482,415)   (482,415)

Balance, December 31, 2005					       60,999,182 17,354,359      -       238,947  (15,315,600)  2,277,706





                                 - continued -

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)
(Unaudited)



                                                                          Common Stock
                                                                                                  Share
                                                                                          Subscriptions Contributed Accumulated
									 Shares    Amount      Received     Surplus     Deficit      Total

Continued....

Pursuant to private placement				- at $0.15      3,043,967     456,595     -           -             -        456,595
Finders' fee                                               			-     (40,384)    -           -             -        (40,384)
Pursuant to exercise of share purchase warrants		- at $0.15      3,770,000     565,500     -	      -             -        565,500
Pursuant to acquisition of resource properties		- at $0.14	2,500,000     350,000     -           -             -        350,000
Fair value of agent share purchase warrants                			-     (21,815)    -         21,815          -           -
Stock-based compensation                                   			-           -     -         36,107          -         36,107
Net loss for the period ended June 30, 2006                			-           -     -           -         (727,051)   (727,051)

Balance, June 30, 2006						       70,313,149 $18,664,255 $   -       $296,869  $(16,042,651) $2,918,473











 The accompanying notes are an integral part of these consolidated financial statements.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)
(Unaudited)


                                                             Three Month  Three Month    Six Month    Six Month
                                                            Period Ended Period Ended Period Ended Period Ended
                                                                June 30,     June 30,     June 30,     June 30,
                                                                    2006         2005         2006         2005


CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period                                       $(391,916)     $(120,984)   $(727,051)   $(388,075)
  Items not affecting cash:
    Depletion                                                  11,420           -          22,810         -
    Stock-based compensation                                   36,107           -          36,107       13,365
    Foreign exchange                                            2,650           -           2,650         -
    Accrued interest on promissory notes                      196,633        199,925      390,990      395,364
    Limited partnership income                                   -          (159,540)         -       (159,540)

  Changes in non-cash working capital items:
    Receivables                                               (6,965)        (10,045)      (8,430)     (10,944)
    Accounts payable and accrued liabilities                  (3,789)         (7,828)      (1,785)     (14,888)
    Prepaid expenses                                          (4,315)           -          (4,315)       2,504

  Net cash flows used in operating activities               (160,175)        (98,472)    (289,024)    (162,214)

CASH FLOWS FROM INVESTING ACTIVITIES
  Distribution from limited partnership                          -           159,540         -         159,540
  Oil and gas properties costs                              (294,503)           -        (856,953)        -
  Mineral property costs                                     (41,077)        (63,280)     (41,077)     (63,280)

  Net cash flows provided by (used in) investing activities (335,580)         96,260     (898,030)      96,260

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on issuance of capital stock                      266,100         120,000    1,019,446      120,000
  Share issue costs                                              -              -         (40,385)         -
  Share subscriptions received                                   -            22,500         -          22,500
  Advances (to) from a director                              (29,368)          8,423      (39,337)       6,960

  Net cash flows provided by  financing activities           236,732         150,923      939,724      149,460

CHANGE IN CASH FOR THE PERIOD                               (259,023)        148,711    (247,330)       83,506

CASH, BEGINNING OF PERIOD                                    407,378          40,190     395,685       105,395
CASH, END OF PERIOD                                        $ 148,355       $ 188,901   $ 148,355     $ 188,901

CASH PAID FOR INTEREST                                      $    -       $    -       $    -       $    -

CASH PAID FOR INCOME TAXES                                  $    -       $    -       $    -       $    -



SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 6)

 The accompanying notes are an integral part of these consolidated financial statements.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




1.    NATURE AND CONTINUANCE OF OPERATIONS


      Dynamic Resources Corp. (the "Corporation") was incorporated under the Alberta Business Corporations Act on May 21, 1993 and is listed for trading on the Canadian Trading and Quotation System Inc. ("CNQ") and the Over the Counter Bulletin Board in the United States of America.

      The Corporation is in the exploration stage and is in the process of exploring and developing its resource properties and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the Corporation's interest in the underlying mineral claims, the ability of the Corporation to obtain necessary financing to complete the development of the resource properties and upon future profitable production or proceeds from the disposition thereof.

      These consolidated financial statements have been prepared on a going concern basis which presumes that the Corporation will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As at June 30, 2006, the Corporation has not achieved profitable operations and has accumulated $16,042,651 in losses since inception. The Corporation's ability to continue as a going concern is dependent upon the ability of the Corporation to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Corporation will be able to continue as a going concern. These financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

      The accompanying unaudited consolidated financial statements have been prepared by the Corporation in conformity with Canadian generally accepted accounting principles for interim financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These unaudited consolidated financial statements do not include all disclosures required by Canadian generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Corporation for the years ended December 31, 2004 and December 31, 2005. The results of operations for the six month period ended June 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.




2.    INVESTMENT IN LIMITED PARTNERSHIP AND PROMISSORY NOTES


      During the year ended December 31, 2004, the Corporation acquired an interest in a limited partnership (the "Partnership") involved in the petroleum and natural gas industry for $16,759,130. In consideration, the Corporation issued to the vendors promissory notes totalling $16,759,130 which bear interest at 4.75% and are all repayable on or before November 30, 2008. The promissory notes are entirely secured by a charge on the

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006

      Company's interest in the Partnership. The promissory notes payable balance of $16,985,211 (December 31, 2005 - $16,594,221) as at June 30,
      2006 included accrued interest of $779,050 (December 31, 2005 - $388,060). At December 31, 2005, the investment in the partnership was written down by $3,639,337 (December 31, 2004 - $3,781,723). At March 31, 2006, the
      investment in the partnership had a carrying value of $16,594,221 (December 31, 2005 - $16,594,221).



3.    MINERAL PROPERTIES

      Mineral property costs as at June 30, 2006 are summarized as follows:


                                                                        Balance,     Balance,
                     Franklin     Good   Quest                          June 30, December 31,
                        Creek     Hope    Lake MAG 1-2    Alan    Alice     2006         2005

Acquisition costs
Balance, beginning
 of period           $ 4,500  $118,063 $65,000 $42,500 $54,500 $141,000 $425,563   $205,247

Additions:
 Cash                   -       28,247     -    12,830    -       -       41,077     35,316
 Common shares          -        -        -       -       -       -        -        185,000

                       4,500   146,310  65,000  55,330  54,500  141,000  466,640    425,563

Deferred exploration
Balance, beginning
 and end of period    15,253    23,096    -       -       -       -       38,349     38,349

                      19,753   169,406  65,000  55,330  54,500  141,000  504,989    463,912

Recovery of costs      -       (56,005)   -       -       -       -      (56,005)       -

Total costs, end of
 period              $19,753  $113,401 $65,000 $55,330 $54,500 $141,000 $448,984   $463,912

      FRANKLIN CREEK CLAIMS

      Pursuant to an agreement dated October 1, 2002, the Corporation acquired the rights to a 100% interest in 16 mineral property claims located in the Whitehorse Mining District, Yukon Territory, Canada. As consideration for this acquisition, the Corporation issued 200,000 common shares valued at $2,000.

      GOOD HOPE CLAIMS

      During the period ended June 30, 2006, the Company assigned a portion of its option rights from a previous agreement dated February 26, 2004 to Reno Gold Corp. As a result of the assignment, the Company retained an option to earn a 10% interest in 97 mining claims situated in Elko County, Nevada, U.S.A.

      Under the original agreement dated February 26, 2004 the Company:

      a)   paid $134,082 in cash; and

      b)   issued 1,000,000 shares valued at $50,000.

      Under the assignment of the original agreement to Reno Gold Corp. the Company will receive shares in Reno Gold Corp., at Reno Gold Corp.'s first offering price for its shares, representing $50,000 U.S. worth of shares.

      As at June 30, 2006, the Corporation has advances of $14,676 (December 31, 2005 - $14,676) with the operator for future exploration on the claims.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




3.    MINERAL PROPERTIES (cont'd...)

      QUEST LAKE CLAIMS (formerly TB1-012 Properties)

      Pursuant to an agreement dated June 9, 2004, the Corporation acquired the rights to a 100% interest in certain mineral claims located in the South Mining District of the Northwest Territories, Canada. As consideration, the Corporation paid $15,000 cash and, issued 1,000,000 common shares valued at $0.05 per share or $50,000.

      MAG 1-2 CLAIMS

      Pursuant to an agreement dated August 17, 2004 the Corporation acquired a 100% interest in certain mineral claims located in the South Mining District of the Northwest Territories, Canada. As consideration, the Corporation paid $5,000 cash and issued 750,000 common shares valued at $0.05 per share or $37,500. During the period ended June 30, 2006, the Corporation extended the life of the claim by paying $12,830.

      ALAN CLAIMS

      Pursuant to an agreement dated July 5, 2005, the Corporation acquired a 100% interest in certain mineral claims located in the Northwest Territories, Canada. As consideration, the Corporation paid $4,500 and issued 1,000,000 common shares valued at $50,000.

      ALICE CLAIMS

      Pursuant to an agreement dated October 28, 2005, the Corporation acquired a 100% interest in certain mineral claims located in the Northwest Territories, Canada. As consideration, the Corporation paid $6,000 and issued 900,000 common shares valued at $135,000.

4.    OIL AND GAS PROPERTIES

      Oil and gas property costs as at June 30, 2006 are summarized as follows:





                                                                      Balance,     Balance,
                                 Cooke Motley &  Sentell     Palo     June 30, December 31,
                                 Ranch    Floyd    Field     Duro        2006         2005

Acquisition costs
Balance, beginning of period  $477,655 $244,626 $   -    $  784,864 $1,507,145 $     -

Additions:
 Cash                           19,152   20,553  495,021    321,308    856,034    947,145
 Common shares                    -        -        -       350,000    350,000    560,000

                               496,807  265,179  495,021  1,456,172  2,713,179  1,507,145
Additions
 Other                             919     -        -        -             919       -

Total costs before depletion,
 end of period                 497,726  265,179  495,021  1,456,172  2,714,098  1,507,145
 Depletion                    (22,810)     -        -        -         (22,810)       -

Total costs end of period     $474,916 $265,179 $495,021 $1,456,172 $2,691,288 $1,507,145

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




4.    OIL AND GAS PROPERTIES (cont'd...)

      The Company has acquired various working interests and net revenue interests in producing and non-producing oil and gas properties in the U.S.A. These properties are carried at cost as set out below.

      COOKE RANCH DEEP PROSPECT

      Cooke No. 3 Well

      Pursuant to an agreement dated May 12, 2005, the Corporation acquired a 3% working interest in an oil and gas prospect located in La Salle County, Texas. As consideration, the Corporation has paid $436,196 and issued 400,000 common shares valued at $20,000 as a finder's fee.

      Cartwright No. 1 Well

      Pursuant to an agreement dated December 12, 2005, the Corporation acquired a 3% working interest and a 73% net revenue interest before payout and 70% after payout in an oil and gas prospect located in La Salle Country, Texas. As consideration, the Corporation paid $41,530.

      MOTLEY AND FLOYD PROSPECT

      Pursuant to an agreement dated September 22, 2005, the Corporation acquired a 100% working interest and a 75% net revenue interest in an oil and gas prospect located in the counties of Motley and Floyd, Texas. As consideration, the Corporation paid $130,179 and issued 900,000 common shares valued at $135,000. The assignor of this prospect holds an 8.3% overriding royalty interest.

      PALO DURO PROSPECT

      Pursuant to an agreement dated November 17, 2005, the Corporation acquired a 100% working interest and a 75% net revenue interest in an oil and gas prospect located in Floyd County, Texas. As consideration, the Corporation paid $379,864 and issued 3,000,000 common shares valued at $405,000. The assignor of this prospect holds a 5% overriding royalty interest.

      Pursuant to a second agreement dated February 20, 2006, the Corporation acquired a 100% working interest and a 75% net revenue interest in certain additional oil and gas leases located in Floyd County, Texas, for which the Corporation paid $321,308 and issued 2,500,000 common shares valued at $350,000.

      SENTELL FIELD PROSPECT

      During the six month period ended June 30, 2006, the Corporation entered into a 50/50 joint venture acquisition agreement to acquire an acreage position in an oil and gas field located in Bossier County, Louisiana, USA. As consideration the Corporation paid $495,021 including an upfront prospect fee of $29,216. The joint venturers have agreed to pay US$20 per acre to acquire all leasehold, mineral interests or contractual rights within the prospect area, subject to an overriding royalty interest of 1% to 4%.

      The joint venturers have an obligation to drill a well within the first year to earn the acreage.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




5.    CAPITAL STOCK AND CONTRIBUTED SURPLUS

-----------------------------------------------------------------------------

                                              Number             Contributed
                                           of Shares      Amount     Surplus
-----------------------------------------------------------------------------

 Authorized
  An unlimited number of common shares
  An unlimited number of preferred shares

 Common shares issued
  Balance at December 31, 2004            33,582,482 $15,014,117 $112,000
    Shares for debt                          400,000      20,000     -
    Private placements                    20,116,700   1,577,018     -
    Share issue costs                         -         (106,776)    -
    Exercise of warrants                     700,000     105,000     -
    Shares issued for resource properties  6,200,000     745,000     -
    Stock-based compensation                  -          -        126,947

  Balance at December 31, 2005            60,999,182  17,354,359  238,947
    Private placements                     3,043,967     456,595     -
    Share issue costs                         -          (62,199)  21,815
    Exercise of warrants                   3,770,000     565,500     -
    Shares issued for resource properties  2,500,000     350,000     -
    Stock-based compensation                  -          -         36,107

  Balance at June 30, 2006                70,313,149 $18,664,255 $296,869
-----------------------------------------------------------------------------

      Preferred shares may be issued in one or more series and the directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.

      During the period ended June 30, 2006, the Corporation:

   i) issued 3,043,967 units at $0.15 per unit for total proceeds of $456,595. Each unit consists of one common share and one common share purchase warrant exercisable at $0.20 for a period of two years. An agent was granted 269,230 options to acquire units resulting in share issue costs, using the Black-Scholes pricing model, of $21,815. This amount was also recorded as ntributed surplus on the balance sheet. Each Agent option entitles the agent to acquire one unit at $0.15 for a period of two years. Share issue costs of $40,384 were paid in connection with the private placement.

   ii)issued 3,770,000 common shares at $0.15 per share pursuant to the exercise of share purchase warrants.

  iii)issued 2,500,000 common shares valued at $350,000 as consideration for the acquisition of a resource property.
   iv)granted 300,000 stock options to a consultant, exercisable at $0.16 per share until April 17, 2011.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




5.    CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont'd...)

      STOCK OPTIONS

      The Corporation has established a stock option plan for directors, officers, employees, and consultants. Under the Corporation's stock option plan, the exercise price of each option and vesting terms are determined by the Board, subject to the policies of all regulatory authorities. The aggregate number of shares issuable pursuant to options granted under the plan is limited to 10% of the Corporation's outstanding shares at the time the options are granted. The aggregate number of options granted to any one optionee in a 12-month period is limited to 5% of the outstanding shares of the corporation.


      The Corporation has granted directors, officers and certain consultants, stock options to purchase common shares. A summary of the stock options granted is presented below:



------------------------------------------------------------------------------

                                      June 30, 2006       December 31, 2005
                                 ---------------------------------------------

                                               Weighted              Weighted
                                                Average               Average
                                      Number   Exercise      Number  Exercise
                                  of Options      Price  of Options     Price
------------------------------------------------------------------------------

 Outstanding, beginning of period 4,500,000  $    0.10   2,700,000  $    0.10
   Granted                          300,000       0.16   2,100,000       0.13
   Cancelled                          -            -     (300,000)       0.10

 Outstanding, end of period       4,800,000  $    0.11   4,500,000  $    0.10
------------------------------------------------------------------------------

      STOCK-BASED COMPENSATION

      The Company granted 300,000 (June 30, 2005 - 500,000) stock options during the period resulting in stock-based compensation expense, using the Black-Scholes option-pricing model, of $36,107 (June 30, 2005 - $13,365). This amount was also recorded as contributed surplus on the balance sheet. The weighted average fair value of the stock options granted during the period was $0.16 (June 30, 2005 - $0.03).

      The following weighted average assumptions were used for the Black-Scholes valuation of stock options granted during the period:




------------------------------------------------

                            June 30,   June 30,
                                2006       2005
------------------------------------------------

 Risk-free interest rate       4.26%      3.00%
 Expected life of options    5 years    5 years
 Annualized volatility          111%       101%
 Dividend rate                 0.00%      0.00%
------------------------------------------------

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




5.    CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont'd...)




      WARRANTS



   The Corporation has granted warrants to purchase common shares. A summary of warrants granted is presented below:







--------------------------------------------------------------------------------

                                      June 30, 2006        December 31, 2005
                                 -----------------------------------------------

                                               Weighted                Weighted
                                                Average                 Average
                                       Number  Exercise       Number   Exercise
                                  of Warrants     Price  of Warrants      Price
--------------------------------------------------------------------------------

 Outstanding, beginning of period 32,094,353  $    0.16  11,655,986  $    0.15

   Granted                         3,313,197       0.20  21,138,367       0.19
   Exercised                      (3,770,000)      0.15    (700,000)      0.15
   Expired                        (3,675,986)      0.15      -             -

 Outstanding, end of period       27,961,564  $    0.16  32,094,353  $    0.16
--------------------------------------------------------------------------------




      The   following  average  assumptions  were  used  for  the  Black-Scholes valuation of agent warrants granted during the period:






--------------------------------------

                             June 30,
                                 2006
--------------------------------------

 Risk-free interest rate        3.90%
 Expected life of options     2 years
 Annualized volatility           107%
 Dividend rate                  0.00%
--------------------------------------

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




5.    CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont'd{ellipsis})


      SHARE PURCHASE OPTIONS AND WARRANTS


      At June 30, 2006, the Corporation had share purchase options and warrants outstanding enabling holders to acquire shares of common stock as follows:



---------------------------------------------------------

              Number        Exercise
           of Shares           Price  Expiry
---------------------------------------------------------

 OPTIONS   2,400,000       $    0.10  October 1, 2009
             500,000            0.10  February 4, 2010
             300,000            0.10  July 21, 2010
           1,000,000            0.10  July 28, 2010
             200,000            0.13  September 12, 2010
             100,000            0.17  November 29, 2010
             300,000            0.16  April 17, 2011

 WARRANTS     60,000            0.15  August 9, 2006
           3,450,000            0.15  December 9, 2006
           2,800,000            0.15  June 17, 2007
          11,200,000            0.15  August 19, 2007
           1,386,667            0.15  November 23, 2007
           2,066,700            0.20  November 23, 2007
             335,000        US  0.12  November 23, 2007
           3,350,000        US  0.16  November 23, 2007
           3,043,967            0.20  March 20, 2008
             269,230            0.15  March 20, 2008
---------------------------------------------------------



6.    SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS


      Significant non-cash investing and financing activities during the period ended June 30, 2006 were as follows:

      The Corporation issued 2,500,000 shares, valued at $350,000, as consideration for the acquisition of a resource property. The Company also issued agents options valued at $21,815. As at June 30, 2006, $56,005 of mineral property proceeds were included in accounts receivable.

      During the period ended June 30, 2005, there were no significant non-cash investing and financing transactions.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




7.    RELATED PARTY TRANSACTIONS


      The Corporation incurred the following expenses charged by a director of the Corporation.

---------------------------------------------------------------------

                  Three Month  Three Month    Six Month    Six Month
                 Period Ended Period Ended Period Ended Period Ended
                     June 30,     June 30,     June 30,     June 30,
                         2006         2005         2006         2005
---------------------------------------------------------------------

 Management fees   $   20,680   $   17,000   $   41,906   $   35,000
---------------------------------------------------------------------

      These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.


      The amounts due to or from directors of the Corporation are unsecured, non-interest bearing and have no specific terms of repayment.


8.    SEGMENTED INFORMATION


      The Corporation operates in one reportable segment being the exploration of resource properties and considers its loss from operations for the period ended June 30, 2006 to relate to this segment.

      The Corporation has resource properties located in Canada and the U.S.A. and conducts administrative activities from Canada. The total amount of capital assets attributable to Canada is $504,989 and the U.S.A. is $2,635,283.



9.    FINANCIAL INSTRUMENTS


      The carrying value of cash, receivables, advances for resource exploration, accounts payable and accrued liabilities and due to/from directors approximate fair value because of the short maturity of those instruments. Promissory notes payable also approximates fair value. Unless otherwise noted, it is management's opinion that the Corporation is not exposed to significant interest, currency or credit risks arising from these financial instruments.



10.   CONTINGENCY


      During the year December 31, 2002, a Third Party Notice was filed against the Corporation in respect to a breach of an oil and gas permit and service lease and breach of statutory duties to reclaim the subject land.  The Corporation was advised that a defense  is not required at this
      time.   The  estimated  cost  on  this  claim, should the  Corporation  be unsuccessful in its defense of this claim, is undeterminable.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




11.   COMMITMENTS

      a)Mineral Properties - Note 3

      b)Oil and Gas Properties - Note 4

      c)The Corporation entered into an office lease agreement dated September 11, 2005 for the Corporation's head office located in Las Vegas, Nevada. The agreement terminates on September 30, 2007. Minimum annual lease payments are as follows:

          2006   $13,441 (US$12,000)
          2007   $20,162 (US$18,000)


12.   SUBSEQUENT EVENT

      Subsequent to June 30, 2006, the Company announced that it has agreed to an arms-length non-brokered private placement of 3,333,333 units at $0.15 per unit for total proceeds of $500,000. Each unit consists of one common share and one common share purchase warrant exercisable at $0.20 for a period of two years. In July 2006, 760,000 of these units were issued for total proceeds of $114,000.

13.   DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States ("U.S. GAAP") are described and quantified below.

      A) MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS

         Under Canadian GAAP, mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under U.S. GAAP, mineral property acquisition and exploration costs must be expensed as incurred. Therefore, an additional expense is required under U.S. GAAP.

      B) OIL AND GAS PROPERTIES

         The principal difference between accounting for oil and gas properties as applied in Canada and as applied in the United States is in the method of performing ceiling test evaluations under the full cost method of accounting rules. Canadian GAAP requires recognition and measurement processes to assess impairment of oil and gas properties using estimates of future oil and gas prices and costs plus the cost of unproved properties that have been excluded from the depletion calculation. In the measurement of the impairment, the future net cash flows of a cost centre's proved and probable reserves are discounted using a risk-free interest rate. Under U.S. GAAP, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value and compared to the carrying value of oil and gas properties. The Corporation did not perform a ceiling test as at June 30, 2006 as there was insufficient data available to estimate the proved reserves, and therefore, there are no differences to account for as at June 30, 2006.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (cont'd...)


      C) COMPREHENSIVE INCOME (LOSS)


         US GAAP requires disclosure of comprehensive income (loss) which, for the Corporation is net income (loss) under US GAAP plus the change in cumulative translation adjustment under US GAAP.

         The concept of comprehensive income (loss) does not come into effect until fiscal years beginning on or after October 1, 2006 for Canadian GAAP.


      D) NEW ACCOUNTING STANDARDS


         Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

         The impact of the noted differences between Canadian GAAP and U.S. GAAP on the consolidated balance sheet items as at June 30, 2006 and December 31, 2005 is as follows:






                                                     June 30, 2006                          December 31, 2005

                                             Balance                                Balance
                                              as per                   Balance       as per                       Balance
                                            Canadian                    as per     Canadian                        as per
                                                GAAP   Adjustments   U.S. GAAP         GAAP       Adjustments   U.S. GAAP

Current assets                           $  259,363    $   -         $  259,363   $  437,652    $   -            $437,652

Due from directors                           -             -             -            -             -                 -
Investment in limited partnership
                                         16,594,221        -         16,594,221   16,594,221        -          16,594,221
Advances for mineral property
  exploration                                14,676        -           1  4,676       14,676        -              14,676
Mineral properties                          448,984    (448,984)         -           463,912    (463,912)             -
Oil and gas properties                    2,691,288        -          2,691,288    1,507,145        -           1,507,145

                                        $20,008,532   $(448,984)    $19,559,548  $19,017,606   $(463,912)     $18,553,694

Total liabilities                       $17,090,059   $   -         $17,090,059  $16,739,900   $   -          $16,739,900

Shareholders' equity                      2,918,473    (448,984)      2,469,489    2,277,706    (463,912)       1,813,794

                                        $20,008,532   $(448,984)    $19,559,548  $19,017,606   $(463,912)     $18,553,694

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (cont'd...)

      The impact of the noted differences between Canadian GAAP and U.S. GAAP on the consolidated loss for the six month period ended June 30, 2006 and June 30, 2005 is as follows:

-----------------------------------------------------------------------

                                                  June 30,    June 30,
                                                      2006        2005
-----------------------------------------------------------------------

 Net loss for the period per Canadian GAAP     $(727,051)  $(388,075)
 Mineral property costs incurred                 (41,077)    (63,280)
 Mineral property, sale of portion                56,005        -
 Comprehensive loss for the period per US GAAP $(712,123)  $(451,355)
-----------------------------------------------------------------------


 Loss per share per U.S. GAAP                  $   (0.01)  $   (0.01)
-----------------------------------------------------------------------

 Weighted average number of shares
  outstanding per U.S. GAAP                    66,506,998  33,682,208
-----------------------------------------------------------------------

   The impact of the noted differences between Canadian GAAP and U.S. GAAP on the consolidated statements of cash flows for the six month period ended June 30, 2006 and June 30, 2005 is as follows:






                                                                  Period Ended Period Ended
                                                                      June 30,     June 30,
                                                                          2006         2005

Cash flows used in operating activities,
Canadian GAAP                                                     $ (289,024)    $(162,214)

Adjustments to mineral properties                                    (41,077)      (63,280)

Cash flows used in operating activities, U.S. GAAP                  (330,101)     (225,494)

Cash flows provided by (used in) investing activities,
Canadian GAAP                                                       (898,030)       96,260

Adjustments to mineral properties                                     41,077        63,280

Cash flows provided by (used in) investing activities, U.S. GAAP    (856,953)      159,540

Cash flows provided by financing activities,
 Canadian and U.S. GAAP                                              939,724       149,460

Change in cash for the period                                       (247,330)       83,506

Cash, beginning of the period                                        395,685       105,395

Cash, end of the period                                           $  148,355    $  188,901

DYNAMIC RESOURCES CORP.
(An Exploration Stage Corporation)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
(Unaudited)
JUNE 30, 2006




13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (cont'd...)

      The impact of the above difference between Canadian and U.S. GAAP on the consolidated statement of shareholders' equity (deficiency) for the three years ended December 31, 2005 and the six month period ended June 30, 2006 is as follows:

-------------------------------------------------------------------------

 Shareholders' deficiency per U.S. GAAP, December 31, 2002  $(1,095,144)
 Add: 2003 comprehensive income                                   4,605
 Add: Share subscriptions received                                2,500

 Shareholders' deficiency per US GAAP, December 31, 2003    (1,088,039)
 Add: Share issuances (net of share issue costs)             1,633,522
 Less: Share subscriptions received in 2003                     (2,500)
 Add: Stock-based compensation                                 112,000
 Less: 2004 comprehensive loss                               ( 605,647)

 Shareholders' equity per US GAAP, December 31, 2004            49,336
 Add: Share issuances (net of share issue costs)             2,340,242
 Add: Stock-based compensation                                 126,947
 Less: 2005 comprehensive loss                               ( 702,731)

 Shareholders' equity per US GAAP, December 31, 2005         1,813,794
 Add: Stock-based compensation                                  36,107
 Add: share issuances (net of share issue costs)             1,331,711
 Less: Period ended June 30, 2006 comprehensive loss         ( 712,123)

 Shareholders' equity per US GAAP, June 30, 2006            $2,469,489
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